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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 24, 2008


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON      98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 Entry into a Definitive Material Agreement.

The information set forth below in Item 2.03 is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 24, 2008, Nordstrom, Inc. (the "Company") increased the maximum aggregate amount of unsecured commercial paper notes ("Notes") authorized for issuance under its commercial paper program (the "Program") from $500 million to $650 million. Standard & Poor's rating Services and Moody's Investors Service, Inc. have notified the Company that they have affirmed their short-term debt ratings of A-2 and P2, respectively, for the increased program. The program was increased in connection with the previously announced exercise of the $150 million accordion feature of the Company's unsecured line of credit and the Company's request to reduce the available credit under its variable funding facility (2007-A Variable Funding
Note) from $300 million to $150 million.

Under the Program, the Company may issue Notes from time to time, and the proceeds of the Notes will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases. Amounts available under the Program may be borrowed, repaid and reborrowed from time to time, with the aggregate principal amount outstanding under the program not to exceed the maximum aggregate amount.

Banc of America Securities LLC and Goldman, Sachs & Co act as dealers (each, a "Dealer") under the program pursuant to their respective Commercial Paper Dealer Agreements with the Company dated as of October 10, 2007 and March 4, 2008, respectively. U.S. Bank, National Association acts as Issuing and Paying Agent under the program.

The program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. The program contains customary representations, warranties, covenants and indemnification provisions.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon from time to time by the Dealers and the Company.

The program contains certain events of default including, among other things, non-payment of principal or interest and bankruptcy and insolvency events.

As of June 30, 2008, there were Notes totaling $13 million outstanding under the program.







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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Daniel F. Little
                                                -----------------------
                                                Daniel F. Little
                                                Executive Vice President and
                                                Chief Administrative Officer

Dated: June 30, 2008